Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of August 9, 2023 by and among Carmell Corporation, a Delaware corporation (“Carmell”), Aztec Merger Sub, Inc., a Delaware corporation and wholly- owned direct subsidiary of Carmell (“Merger Sub”), and Axolotl Biologix, Inc., a Delaware corporation (the “Company”). Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger, dated as of July 26, 2023 (the “Agreement”);

WHEREAS, the parties desire to, amongst other things, modify the structure of the Merger;

WHEREAS, the parties desire to, amongst other things, modify the requirement set forth in Section 6.2(g) of the Agreement which requires the Company to deliver the Company Closing Financial Statements to Carmell as a condition to the consummation of the transactions contemplated by the Agreement;

WHEREAS, in connection with Carmell’s agreement to modify the requirement set forth in Section 6.2(g), the parties desire to reduce the Closing Cash Consideration and provide that payment of a portion of the amount that would constitute Closing Cash Consideration in the absence of this Amendment is deferred until the financial statements that would be required to be delivered pursuant to Section 6.2(g) of the Agreement in the absence of this Amendment are delivered;

WHEREAS, the parties also desire to clarify the type of consideration payable in respect of the Future Consideration; and

WHEREAS, in accordance with Section 9.2 of the Agreement, the parties desire to amend the Agreement upon the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein, and intending to be legally bound hereby, Carmell, Merger Sub and the Company agree as follows:

1.	Amendments to Agreement.

a.	The Preamble of the Agreement is hereby amended and restated in its entirety as follows:

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 26, 2023, is made by and among Carmell Corporation, a Delaware corporation (“Carmell”), Aztec Merger Sub, Inc. a Delaware corporation and wholly-owned direct subsidiary of Carmell (“Merger Sub I”), Axolotl Biologix

LLC, a Delaware limited liability company and a wholly-owned subsidiary of Carmell (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and Axolotl Biologix, Inc., a Delaware corporation (the “Company”). Carmell, the Merger Subs, and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

b.	The first recital of the Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, the Parties intend to effect, as steps in a single, integrated transaction, (a) Merger Sub I will merge with and into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub I will cease to exist and the Company will become a direct, wholly-owned subsidiary of Carmell (the “First Merger”) and (b) the Company will merge with and into Merger Sub II, the Company will cease to exist and Merger Sub II will survive as a direct, wholly owned subsidiary of Carmell (the “Second Merger” and, collectively with the First Merger, the “Merger”).

c.	Section 2.1(a)(i) through Section 2.1(a)(v) of the Agreement is hereby amended and restated in its entirety as follows:

(a)	Merger

(i) Upon the terms of and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub I shall be merged with and into the Company. As a result of such First Merger, the separate corporate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation of the First Merger (the “First Step Surviving Corporation”) and a direct wholly owned subsidiary of Carmell. Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, the First Step Surviving Corporation shall merge with and into Merger Sub II. As a result of such Second Merger, the separate corporate existence of the First Step Surviving Corporation shall cease and Merger Sub II shall continue as the surviving entity of the Second Merger (the “Final Surviving Entity”) and a direct wholly owned subsidiary of Carmell.

(ii) At the Closing, the parties hereto shall cause the First Merger to be consummated by (i) filing a certificate of merger, in a form reasonably satisfactory to the Company and Carmell (the “First Certificate of Merger”) with the Secretary of State of Delaware, in accordance with relevant provisions of the DGCL and (ii) make all other filings and recordings required under the DGCL. The First Merger shall become effective on the date and time at which the First Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date or time as is agreed by Carmell and the Company and specified in the First Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”). Promptly, following the Effective Time, but in no event later than two (2) Business Days thereafter, Carmell, the First Step Surviving Corporation and Merger Sub II shall file a certificate of merger, in a form reasonably satisfactory to the Company and Carmell (the “Second Certificate of Merger”) with the Secretary of State of Delaware, in accordance with the relevant provisions of the DGCL and (ii) make all other filings and recordings required under the DGCL. The Second Merger shall become effective on the date and time at which the Second Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date or time as is agreed by Carmell and the Company and specified in the Second Certificate of Merger (the “Second Effective Time”).

(iii) At and after the Effective Time, the First Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub I shall vest in the First Step Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub I shall attach to, and become the debts, liabilities and duties of, the First Step Surviving Corporation. At and after the Second Effective Time, the Second Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, powers and franchises of each of the First Step Surviving Corporation and Merger Sub II shall vest in the Final Surviving Entity, and all debts, liabilities and duties of each of the First Step Surviving Corporation and Merger Sub II shall attach to, and become the debts, liabilities and duties of, the Final Surviving Entity.

(iv) At the Effective Time, the Governing Documents of the Company shall be the Governing Documents of the First Step Surviving Corporation and shall be amended and restated to read the same as the Governing Documents of Merger Sub I as in effect immediately prior to the Effective Time, in each case, until thereafter changed or amended as provided therein or by applicable Law, except that Article II of the certificate of incorporation of the First Step Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of this corporation is ‘Axolotl Biologix, Inc.’”. At the Second Effective Time, the Governing Documents of Merger Sub II shall be the Governing Documents of the Final Surviving Entity, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Effective Time, the directors and officers of Merger Sub I immediately prior to the Effective Time shall be the initial directors and officers of the First Step Surviving Corporation, each to hold office in accordance with the Governing Documents of the First Step Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. At the Second Effective Time, the directors and officers of Merger Sub II immediately prior to the Effective Time shall be the initial directors and officers of the Final Surviving Entity, each to hold office in accordance with the Governing Documents of the Final Surviving Entity until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

d.	All references to “Surviving Corporation” in Section 2.1(a)(vi), Section 2.5 and Section 5.5(e) shall be replaced with references to the Final Surviving Entity.

e.	Section 2.1(a)(vii) of the Agreement is hereby amended and restated in its entirety as follows:

(vii) At the Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Dissenting Shares and the Company Shares canceled in accordance with clause (viii) immediately below) issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive a Pro Rata Share of the Closing Consideration and if applicable, a Pro Rata Share of the Final Deferred Consideration and/or the Future Consideration, if any. From and after the Effective Time, the holder(s) of certificates (the “Certificates”), if any, evidencing ownership of Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

f.	Section 5.5(c) of the Agreement is hereby deleted in its entirety and replaced as follows:

5.5(c). [Reserved].

g.	The definition of “Closing Consideration” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

“Closing Consideration” means the Closing Share Consideration.

h.	The definition of “Company Closing Financial Statements” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

“Company Closing Financial Statements” means draft copies of (i) the financial statements of the Company as of and for the fiscal years ended December 31, 2021 and December 31, 2022 and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended and (ii) the unaudited financial statements for the six-month period ended June 30, 2023 and the related unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of the Company for the six-month period ended June 30, 2023, which shall, in each case, (A) fairly present in all material respects the financial position of the Company as of the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (C) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

i.	The definition of “Closing Preferred Share Consideration” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

“Closing Preferred Share Consideration ” means the number of shares of Carmell Preferred Stock equal to (i) (x) the Closing Share Consideration minus (y) the Closing Common Share Consideration divided by (ii) 1000.

j.	The definition of “Conversion Rate” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

“Conversion Rate” means 1,000 shares of Carmell Common Stock per share of Carmell Series A Preferred Stock.

k.	A new definition of “Final Financial Statements” shall be inserted into Section 1.1 in alphabetical order as follows:

“Final Financial Statements” means true and correct copies of (i) the audited financial statements of the Company as of and for the fiscal years ended December 31, 2021 and December 31, 2022 and the related audited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended and (ii) the unaudited financial statements for the six-month period ended June 30, 2023 and the related unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows of the Company for the six-month period ended June 30, 2023, which shall, in each case, (A) fairly present in all material respects the financial position of the Company as of the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (C) be audited in accordance with the standards of the PCAOB and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable); provided that such Final Financial Statements shall reflect revenue of at least $39,000,000.00 for the fiscal year ended December 31, 2022 and $21,000,000. for the six months ended June 30, 2023.

l.	A new definition of “Final Deferred Consideration” shall be inserted into Section 1.1 in alphabetical order as follows:

“Final Deferred Consideration” means $8.0 million in cash.

m.	The definition of “Merger Consideration” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

“Merger Consideration” means the Closing Consideration, the Final Deferred Consideration, if applicable, and any portion of the Future Consideration that becomes payable pursuant to Exhibit A.

n.	Section 2.1(a)(vii) of the Agreement is hereby amended and restated in its entirety as follows:

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Dissenting Shares and the Company Shares canceled in accordance with clause (viii) immediately below) issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive a Pro Rata Share of the Closing Consideration and if applicable, a Pro Rata Share of the Final Deferred Consideration and/or the Future Consideration, if any. From and after the Effective Time, the holder(s) of certificates (the “Certificates”), if any, evidencing ownership of Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

o.	Section 2.3 of the Agreement is hereby amended and restated in its entirety as follows:

Section 2.3 Allocation Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Carmell an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Equity Securities held by each Company Stockholder, (b) such Company Stockholder’s Pro Rata Share, (c) the aggregate amount of Closing Share Consideration (including with respect to the Closing Common Share Consideration and the Closing Preferred Share Consideration) payable or issuable to each Company Stockholder, (d) the aggregate amount of Final Deferred Consideration, if applicable, payable or issuable to each Company Stockholder and (e) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (a), (b) and (c) are, and will be as of immediately prior to the Effective Time, (i) true and correct in all respects and (ii) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, and applicable Laws. The Company will review any comments to the Allocation Schedule provided by Carmell or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Carmell or any of its Representatives to correct inaccuracies. Notwithstanding the foregoing or anything to the contrary herein, the aggregate number of shares of Carmell Common Stock that each Company Stockholder will have a right to receive pursuant to this Agreement will be rounded down to the nearest whole share.

p.	Section 2.5(c)(ii) of the Agreement is hereby deleted in its entirety.

q.	Section 2.5(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, is delivered to the Exchange Agent in accordance with (i) at least one (1) Business Day prior to the Closing Date, then Carmell and the Company shall take all necessary actions to cause the applicable portion of the Closing Share Consideration to be issued to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one (1) Business Day prior to or on or after the Closing Date, then Carmell and the Company (or the Surviving Corporation) shall take all necessary actions to cause the applicable portion of the Closing Share Consideration to be issued to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

r.	Section 6.2(i) of the Agreement is hereby deleted in its entirety.

s.	A new Section 2.8 of the Agreement shall be inserted in numerical order following Section 2.7 of the Agreement as follows:

Section 2.8 Final Deferred Consideration.

(a) In addition to payment of the Closing Consideration and Future Consideration, if applicable, in accordance with the terms of this Agreement, the Final Deferred Cash Consideration shall become due and payable to the Company Stockholders based on their Pro Rata Share upon the delivery of the Final Financial Statements by the Company to Carmell as soon as practicable, but in any event, within three (3) days of delivery of the Final Financial Statements.

(b) The right of the Company Stockholders to receive any portion of the Final Deferred Cash Consideration (i) is solely a contractual right contingent upon the delivery of the Final Financial Statements, will not be evidenced by a certificate and does not constitute a security, or other instrument, (ii) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than upon written notice to Carmell pursuant to a Permitted Transfer, and (iii) does not give the Company Stockholders any right to receive interest payments. There is no guaranty or other assurance of any kind that the Final

Deferred Cash Consideration will be payable hereunder. For purposes of this Agreement, “Permitted Transfer” means: (A) a transfer on death by will or intestacy, (B) a transfer by instrument to an inter vivos or testamentary trust for beneficiaries upon the death of the trustee, (C) a transfer made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation), (D) a transfer by a partnership or limited liability company through a distribution to its partners or members, as applicable, in each case without consideration or (E) a transfer made by operation of law (including a consolidation or merger) or as pursuant to the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

t.	Section 1 of Exhibit A of the Agreement is hereby amended and restated in its entirety:

(a) Subject to the remainder of this Exhibit A, after the occurrence of the applicable milestone event described in the table set forth below (each such event, a “Milestone Event”), Carmell or its designee shall pay to each Company Stockholder such Company Stockholder’s Pro Rata Share of the applicable milestone fee listed next to such Milestone Event below (each such fee, the applicable “Future Payment”) associated with such Milestone Event. Each Future Payment shall be paid in a combination of cash and shares of Carmell Common Stock based on the VWAP of the Carmell Common Stock for the 30 consecutive Trading Days immediately preceding the date that the Milestone Event was achieved, as set forth in the table below; provided that if the issuance of Carmell Common Stock pursuant to this Exhibit A would exceed the Closing Share Cap, such Future Payments, to the extent such Future Payments exceed the Closing Share Cap, shall be issued and payable in Carmell Series A Preferred Stock instead of Carmell Common Stock. Future Payments shall be considered Future Consideration for purposes of the Agreement.

2.	Miscellaneous

a.

No Further Amendment. The parties hereto agree that all other provisions of the Agreement shall, subject to the amendment set forth in Section 1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Agreement. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

b.	Other Terms. The provisions of Section 9 of the Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, this First Amendment to Agreement and Plan of Merger has been executed on behalf of the parties as of the date first stated above.

CARMELL CORPORATION

By:	/s/ Rajiv S. Shukla
Name:	Rajiv S. Shukla
Title:	Executive Chairman

AZTEC MERGER SUB, INC.

By:	/s/ Rajiv S. Shukla
Name:	Rajiv S. Shukla
Title:	President

AXOLOTL BIOLOGIX, LLC

By:	/s /Rajiv S. Shukla
Name:	Rajiv S. Shukla
Title:	President

AXOLOTL BIOLOGIX, INC.

By:
Name:	Josh Sandberg
Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan Of Merger]

IN WITNESS WHEREOF, this First Amendment to Agreement and Plan of Merger has been executed on behalf of the parties as of the date first stated above.

CARMELL CORPORATION

By:
Name:	Rajiv S. Shukla
Title:	Executive Chairman

AZTEC MERGER SUB, INC.

By:
Name:	Rajiv S. Shukla
Title:	President

AXOLOTL BIOLOGIX, LLC

By:
Name:	Rajiv S. Shukla
Title:	President

AXOLOTL BIOLOGIX, INC.

By:	/s/ Josh Sandberg
Name:	Josh Sandberg
Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan Of Merger]